UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

January 12, 2016 (January 11, 2016)

EMERALD OIL, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-35097	77-0639000
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Columbine Street, Suite 500
Denver, CO 80206

(Address of principal executive offices, including zip code)

(303) 595-5600

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Completion of Acquisition or Disposition of Assets.

On January 11, 2015, Emerald Oil, Inc. (the “Company”) and two of its wholly owned subsidiaries completed the previously announced transaction with Angelus Private Equity Group (“Angelus”) pursuant to which Angelus acquired a portion of the Company’s undeveloped leaseholds in Montana and North Dakota, consisting of approximately 9,750 net acres, as well as certain production from non-operated wells, for approximately $9.75 million.

Item 7.01.	Regulation FD Disclosure.

On January 12, 2016, the Company issued a press release titled “Emerald Oil Closes Sale of Certain Non-Operated Assets.” The press release is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K.

The information included in this Current Report on Form 8-K under Item 7.01 and Exhibit 99.1 is being furnished and shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to liabilities of that Section, unless the registrant specifically states that the information is to be considered "filed" under the Exchange Act or incorporates it by reference into a filing under the Exchange Act or the Securities Act of 1933, as amended.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are filed in accordance with the provisions of Item 601 of Regulation S-K:

Exhibit No.	Description

99.1	Press Release of Emerald Oil, Inc., dated January 12, 2016 titled “Emerald Oil Closes Sale of Certain Non-Operated Assets.”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

EMERALD OIL, INC.

Date: January 12, 2016	By:	/s/ Ryan Smith
Ryan Smith
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release of Emerald Oil, Inc., dated January 12, 2016 titled “Emerald Oil Closes Sale of Certain Non-Operated Assets.”

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